Exhibit 99.6

Press Release                                   FOR IMMEDIATE  RELEASE
                                                ----------------------
                                                For More Information Contact:
                                                Ernest A. Moretti, President
                                                Telephone: (410) 252-6450


                  WYMAN PARK FEDERAL SAVINGS & LOAN ASSOCIATION
                               STOCK SALE APPROVED

         Lutherville, Maryland - Mr. Ernest A. Moretti, President of Wyman Park Federal Savings & Loan Association ("Wyman Park"), Lutherville, Maryland, announced today that Wyman Park has received approval from the Office of Thrift Supervision to convert from a federal mutual savings and loan association to a federal stock savings and loan association and to become a wholly owned subsidiary of a newly-formed holding company, Wyman Park Bancorporation, Inc. (the "Company").

         A Prospectus and Proxy Statement describing the Plan of Conversion will be mailed to certain members of Wyman Park on or about ___________, 1997. Under the Plan of Conversion, the company is offering an estimated _______ shares of common stock at $10.00 per share. Certain of Wyman Park's past and present depositors and borrowers will have the opportunity to purchase stock through a subscription offering that closes on ________, 1997. Shares that are not subscribed for during the subscription offering, if any, may be offered to the general public, with preference given to natural persons who are permanent residents of Anne Arundel and Baltimore Counties, Maryland, in a community offering. The offerings are being managed by Trident Securities, Inc., of Raleigh, North Carolina. Silver, Freedman & Taff, L.C. of Washington, DC acted as special counsel.

         Mr. Moretti stated "Wyman Park remains committed to its local market as
a  hometown  community  financial  institution  with  even  stronger   financial
resources."

         Wyman Park Federal Savings & Loan Association is located in Lutherville, Maryland. At September 30, 1997, Wyman Park had total assets of $___ million and retained income of $___ million. Customers or interested members of the community with questions concerning the stock offering should call the institution at (410) 252-6450 or visit Wyman Park.

Press Release                            FOR IMMEDIATE RELEASE
                                         ---------------------
                                         Contact: Ernest A. Moretti, President
                                         Telephone: (410) 252-6450


                 WYMAN PARK BANCORPORATION, HOLDING COMPANY FOR
                  WYMAN PARK FEDERAL SAVINGS & LOAN ASSOCIATION
                        COMPLETES INITIAL STOCK OFFERING

         Lutherville, Maryland - Ernest A. Moretti, President of Wyman Park Federal Savings & Loan Association ("Wyman Park"), based in Lutherville, Maryland, announced today that Wyman Park Bancorporation, Inc., the holding company for Wyman Park Federal Savings & Loan Association, has completed its initial common stock offering. It is anticipated that the common stock of Wyman Park Bancorporation, Inc. will begin trading on the OTC Bulletin Board under the symbol "????" on December ??, 1997. Wyman Park Bancorporation, will issue _______ shares of its common stock.

     The net proceeds contributed to Wyman Park upon conversion will substantially increase its capital. Wyman Park ultimately intends to use such funds for general corporate purposes, among them the origination of loans and other investments. It is expected that in the interim all or part of the proceeds will be invested in short-term and intermediate-term securities.

         On __________ ??, 1997, Wyman Park's Plan of Conversion was approved by Wyman Park's depositor and certain borrower members at a Special Meeting that was held at the main office of the institution.

         Mr. Moretti indicated that the Officers and Board of Directors of Wyman Park want to express their thanks for the response by customers and the community to the stock offering and that the Association looks forward to serving the needs of its customers as a stock institution.

     Trident   Securities,   Inc.  of  Raleigh,   North  Carolina   managed  the
subscription and community offerings for Wyman Park Bancorporation. Silver, Freedman & Taff, L.L.P. of Washington , DC acted as special counsel.

                 OFFICER AND DIRECTOR STOCK PURCHASE COMMITMENTS


Name                                  Amount       Shares       Percent@Midpoint
----                                  ------       -----        ----------------
Ernest A. Moretti, President,
  Director and C.E.O.                 $            __,___            _.__%

Allan B. Heaver
  Chairman of the Board               $            __,___            _.__%

H. Douglas Heuther
  Director                            $            __,___            _.__%

John K. White
  Director                            $            __,___            _.__%

John R. Beever
  Director                            $            __,___            _.__%

Albert M. Kopp
  Director                            $            __,___            _.__%

Gilbert D. Marsiglia, Sr.
  Director                            $            __,___            _.__%

Jay H. Salkin
  Director                            $            __,___            _.__%

G. Scott Barhight
  Director                            $            __,___            _.__%

All directors and executive
  officers as a group (13 persons)
  and their associat                  $            __,___           __.__%
                                      ==========================================


This information is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the Prospectus.

The stock is not a deposit or account and is not federally insured or guaranteed.

                             (Wyman Park Letterhead)


                                 ________, 1995


Dear Retirement Account Participant:

         As you know Wyman Park Federal Savings & Loan Association is converting from a federal mutual savings and loan association to a federal stock savings and loan association. The Association is providing current and certain former depositors and borrowers an opportunity to purchase stock through a Subscription Offering. Wyman Park Bancorporation, Inc., the proposed holding company for Wyman Park, is offering up to 805,000 shares of common stock at $10.00 per share.

         As the holder of a Retirement Account you have an opportunity to become a shareholder of Wyman Park Bancorporation, Inc. If you desire to purchase stock using funds being held in your Retirement Account, we can assist you in self-directing those funds which are currently held in certificates of deposit. This process can be done without an early withdrawal penalty or without a negative tax consequence to your retirement account.
The stock that you purchase would be held in a self-directed retirement plan.

         If you are interested in receiving more information on self-directing your IRA, please contact our Stock Information Center at (410) ???-????. This transaction cannot be done through the mail and will require that you visit the Wyman Park office. Furthermore, it takes several days to process the necessary IRA forms and regulations concerning retirement accounts require that your response be received by [one week prior to closing], 1997 to accommodate your interest.

                                            Sincerely,



                                            Ernest A. Moretti
                                            President

This does not constitute an offer to sell, or the solicitation of an offer to buy shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

                                                                          POSTER





                  Wyman Park Federal Savings & Loan Association



                            STOCK OFFERING MATERIALS
                                 AVAILABLE HERE



                   Subscription Rights for the Stock Offering
                       by Wyman Park Bancorporation, Inc.

                             Expire on _______, 1997

--------------------------------------------------------------------------------

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus and Proxy Statement. These shares have not been approved or disapproved by the Securities and Exchange Commission, Office of Thrift Supervision, or Federal Deposit Insurance Corporation, nor has such Commission,Office or Corporation passed upon the accuracy or adequacy of the Prospectus and Proxy Statement. Any representation to the contrary is unlawful.


New Issue                                                           ______, 1997
---------


                              Up to 805,000 Shares


                     These shares are being offered pursuant
                         to a Plan of Conversion whereby



                  Wyman Park Federal Savings & Loan Association


                      of Lutherville, Maryland will convert
               from a federal mutual savings and loan association
                 to a federal stock savings and loan association
                    and become the wholly-owned subsidiary of


                         Wyman Park Bancorporation, Inc.

                                  Common Stock


                             ----------------------

                             Price $10.00 Per Share

                             ----------------------

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from such of the undersigned or other brokers and dealers as may legally offer these securities in such state.



                            Trident Securities, Inc.


                For a copy of the Prospectus call (410) ???-????.

--------------------------------------------------------------------------------

* Sent to prospects who are customers *


                                _________ , 1997



&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         Recently you may have read in the newspaper that Wyman Park Federal Savings & Loan Association will convert from a federal mutual savings and loan association to a federal stock savings and loan association. This is the most significant event in the history of the Association in that it allows customers, community members, employees and directors the opportunity to share in Wyman Park's future by becoming charter stockholders of Wyman Park Bancorporation, Inc., the Association's proposed holding company.

         As a customer of Wyman Park, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

         Please feel free to call me or the Wyman Park's Stock Information Center at (410) ???-???? if you have any questions. I look forward to seeing you at one of our informational presentations.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

* Sent to prospects who are not customers *




                                 _________, 1997



&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         Recently you may have read in the newspaper that Wyman Park Federal Savings & Loan Association will be converting from a federal mutual savings and loan association to a federal stock savings and loan association. This is the most significant event in the history of the Association in that it allows customers, community members, employees and directors the opportunity to share in Wyman Park's future by becoming charter stockholders of the Association's Holding Company, Wyman Park Bancorporation, Inc.

         [Director/officer] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

         Please feel free to call me or the Wyman Park's Stock Information Center at (410) ???-???? if you have any questions. I look forward to seeing you at one of our informational presentations.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

* Sent to individuals requesting information *


                                 _________, 1997



&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         Enclosed you will find the offering materials relating to the mutual to stock conversion of Wyman Park Federal Savings & Loan Association, and the initial stock offering of the Association's Holding Company, Wyman Park Bancorporation, Inc.

         In connection with the conversion, Wyman Park Bancorporation, Inc. is offering up to 805,000 shares of its common stock at a price of $10.00 per share. Please review the enclosed Prospectus so that you may make an informed investment decision based on your individual financial situation. If you wish to purchase stock, the enclosed order form should be completed and returned to Wyman Park no later than ____ p.m. Central Time, on ________, 1997.

         If you have any questions concerning the conversion, please feel free to call the Wyman Park's Stock Information Center at (410) _________.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

                           The Directors and Officers

                                       of

                  Wyman Park Federal Savings & Loan Association

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

                        Wyman Park Bancorporation, Inc.,

                          our proposed holding company


                              Please join us at the

                                     [Place]

                                    [Address]

                                     [Date]

                                  at 6:00 p.m.

                               for hors d'oeuvres


R.S.V.P.
(___) (Collect)
list of directors and officers

* Sent to those attending a community meeting *



                                __________, 1997



&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         Thank you for attending our informational presentation relating to Wyman Park Federal Savings & Loan Association's conversion to a stock institution. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

         Obviously, we are excited about this stock offering and the opportunity to share in the future of Wyman Park. This conversion is the most important event in our history and it gives the Association the strength and corporate flexibility to compete in the future.

         We will contact you in the near future to get an indication of your interest in our offering. In the meantime, if your investment decision is made, feel free to return your order form at your convenience, but not later than _________, 1997. If you have any questions, please call the Stock Information Center at (410) ???-????.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

* Sent to those not attending a community meeting *





                                 _________, 1997



&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         I am sorry you were unable to attend our recent presentation regarding Wyman Park Federal Savings & Loan Association's mutual to stock conversion. The Board of Directors and management team of Wyman Park are committed to contributing to long term shareholder value and as a group we intend to personally invest approximately $???,000 of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of Wyman Park.

         We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and _________, 1997, I encourage you to either stop by our Stock Information Center or call (410) ???-????.

         I hope you will join me as a charter stockholder in Wyman Park Federal Savings & Loan Association.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

* Final Reminder Letter *





                                 _________, 1997



&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:
111111111
         Just a quick note to remind you that the deadline for purchasing stock in Wyman Park Bancorporation, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Maryland's newest publicly owned financial institutions.

         The deadline for becoming a charter stockholder is _________, 1997. If you have any questions, I hope you will call our Stock Information Center at
(410) ???-????.

         Once again, I look forward to having you join me as a charter stockholder in Wyman Park Bancorporation, Inc.

                                        Sincerely,



                                        Ernest A. Moretti
                                        President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful. The shares of Wyman Park Bancorporation, Inc. common stock offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.

================================================================================

                                P R O X Y G R A M

                                     (LOGO)

================================================================================

YOUR VOTE ON OUR CONVERSION PLAN HAS NOT BEEN RECEIVED.
     ----

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO
----------------------------
VOTING AGAINST THE PLAN.


VOTING FOR THE CONVERSION PLAN WILL NOT AFFECT THE INSURANCE OF
YOUR ACCOUNT. IT WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT ($100,000 PER
              ----------------
ACCOUNT AS DEFINED BY LAW) BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S.
GOVERNMENT.


REMEMBER, VOTING FOR CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.
                                --------


PLEASE  ACT  PROMPTLY!  SIGN THE  ENCLOSED  PROXY CARD AND MAIL OR DELIVER IT TO
                                            ----------
WYMAN PARK FEDERAL SAVINGS & LOAN ASSOCIATION.


WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.
                           -----


THANK YOU!


                             THE BOARD OF DIRECTORS AND MANAGEMENT OF WYMAN PARK FEDERAL SAVINGS & LOAN ASSOCIATION, F.A.

================================================================================